UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 23, 2009

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2009, Mattel, Inc. (“Mattel”) entered into the Fourth Amended and Restated Credit Agreement (the “credit facility”), by and among Mattel, as borrower, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, The Royal Bank of Scotland, Plc, Wells Fargo Bank, N.A. and Société Générale, as co-syndication agents, Citicorp USA, Inc., Mizuho Corporate Bank, Ltd. and Merchants & Traders Trust Company, as co-managing agents, and the other financial institutions party thereto.

The credit facility amended and restated Mattel’s Third Amended and Restated Credit Agreement, dated as of March 23, 2005, to, among other things, (i) extend the maturity date of the credit facility to March 23, 2012, (ii) reduce aggregate commitments under the credit facility to $880 million, with an “accordion feature,” which would allow Mattel to increase the aggregate availability under the credit facility to $1.08 billion under certain circumstances, (iii) add an interest rate floor equal to 30 day LIBOR plus 1.00% for base rate loans under the credit facility, (iv) increase the applicable interest rate margins to a range of 2.00% to 3.00% above the applicable base rate for base rate loans, and 2.5% to 3.5% above the applicable LIBOR rate for Eurodollar rate loans, in each case depending on Mattel’s senior unsecured long term debt rating, (v) increase commitment fees to a range of 0.25% to 0.75% of the unused commitments under the credit facility (treating purchases of receivables under the receivables sales facility (described below) as uses of commitments), and (vi) replace the consolidated-debt to capital ratio that Mattel is required to maintain under the credit facility with a consolidated-debt to EBITDA ratio.

On March 23, 2009, in connection with the execution of the credit facility, Mattel executed Amendment No. 3 to First Amended and Restated Receivables Purchase Agreement (the “receivables sales facility”), by and among Mattel Factoring, Inc., as transferor, Mattel, as servicer, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto. If receivables are sold under the receivables sales facility, the use of that facility reduces availability under the credit facility. The amendment to the receivables sales facility, among other things, (i) extended the maturity date of the receivables sales facility to March 23, 2012, and (ii) incorporated the credit facility’s increased applicable interest rate margins described above.

Bank of America and its affiliates have various banking arrangements with Mattel in the ordinary course of business, for which Bank of America and its affiliates receive customary fees and expenses.

The foregoing summary of the amendments to the credit facility and to the receivables sales facility is qualified in its entirety by reference to the actual texts of such agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit No.	Exhibit Description
10.1	Fourth Amended and Restated Credit Agreement dated as of March 23, 2009, by and among Mattel, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, The Royal Bank of Scotland, Plc, Wells Fargo Bank, N.A. and Société Générale, as Co-Syndication agents, Citicorp USA, Inc., Mizuho Corporate Bank, Ltd. and Merchants & Traders Trust Company, as Co-Managing Agents, and the other financial institutions party thereto.

10.2	Amendment No. 3 to First Amended and Restated Receivables Purchase Agreement dated as of March 23, 2009, by and among Mattel Factoring, Inc., as Transferor, Mattel, Inc., as Servicer, Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile
General Counsel, Senior Vice President and Secretary

Dated: March 27, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Fourth Amended and Restated Credit Agreement dated as of March 23, 2009, by and among Mattel, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, The Royal Bank of Scotland, Plc, Wells Fargo Bank, N.A. and Société Générale, as Co-Syndication agents, Citicorp USA, Inc., Mizuho Corporate Bank, Ltd. and Merchants & Traders Trust Company, as Co-Managing Agents, and the other financial institutions party thereto.

10.2	Amendment No. 3 to First Amended and Restated Receivables Purchase Agreement dated as of March 23, 2009, among Mattel Factoring, Inc., as Transferor, Mattel, Inc., as Servicer, Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto.

5